EXHIBIT 23-b




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement on Form S-4 ("Amendment No. 2") and the related Joint Proxy Statement/Prospectus of Ameritech Corporation (Ameritech) and SBC Communications Inc. of our reports dated January 13, 1998 included and incorporated by reference in Ameritech's Annual Report on Form 10-K for the year ended December 31, 1997 and to all references to our Firm included in this Amendment No. 2 and the related Joint Proxy Statement/Prospectus.



                                                 /s/ Arthur Andersen LLP
                                                 Arthur Andersen LLP




Chicago, Illinois
September 18, 1998